EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AMERCO
Reno, NV
      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (no. 333-10119, 333-73357, 333-48396 and 33-56571) of AMERCO and consolidated entities of our reports dated June 13, 2005, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of AMERCO and its subsidiaries’ internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005.

/s/ BDO Seidman, LLP
Los Angeles, California
June 20, 2005